UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2023

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leap Therapeutics, Inc., a Delaware corporation (the “Company”), and Cynthia Sirard, M.D., the Chief Medical Officer of the Company, entered into a Second Amendment to Executive Employment Agreement, dated as of April 3, 2023 (the “Employment Agreement Amendment”), pursuant to which the Executive Employment Agreement, dated as of April 10, 2020, between the Company and Dr. Sirard, as previously amended (the “Executive Employment Agreement”), was further amended to provide that, in the event that Dr. Sirard’s employment is terminated by the Company without Cause or Dr. Sirard resigns from her employment for Good Reason (as such terms are defined in the Executive Employment Agreement), Dr. Sirard will be entitled to receive from the Company (i) severance pay in an amount equal to 100% of her annualized base salary, payable in equal installments consistent with the Company’s normal payroll schedule over a twelve month period commencing with the first regularly scheduled payroll date that occurs more than thirty days after such termination or resignation, and (ii) reimbursement of the Company’s portion of the monthly COBRA cost for continued heath and dental insurance for Dr. Sirard and her covered beneficiaries under the health and dental plans of the Company for a period of twelve months, payable in equal installments consistent with the Company’s normal payroll schedule over a twelve month period commencing with the first regularly scheduled payroll date that occurs more than thirty days after such termination or resignation.

In addition, the Employment Agreement Amendment also further amended the Executive Employment Agreement to provide that, in the event that any such termination of employment or resignation occurs during the one year period immediately following a change in control of the Company, (i) Dr. Sirard’s severance pay will be increased from 100% of her annualized base salary to 125% of her annualized base salary, and such severance pay will be payable in a lump sum on the first regular payroll date that is more than thirty days after such termination of employment or resignation, and (ii) Dr. Sirard’s entitlement to reimbursement for the Company’s portion of the monthly COBRA cost for continued heath and dental insurance for Dr. Sirard and her covered beneficiaries under the health and dental plans of the Company will be increased from the total amount of such reimbursement for a period of twelve months to the total amount of such reimbursement for a period of fifteen months, and the total amount of such reimbursement will be payable in a lump sum on the first regular payroll date that is more than thirty days after such termination of employment or resignation.

The foregoing description of the Employment Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Executive Employment Agreement, by and between the Company and Dr. Cynthia Sirard, dated as of April 3, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: April 7, 2023	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President